Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	Rouse Properties, Inc.
Date of Event Requiring Statement:	January12, 2012

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Partners Limited
Address:	181 Bay Street, P.O. Box 762, Toronto, Canada M5J 2T3

2. Name:	Brookfield Holdings Canada Inc. (formerly Trilon Bancorp Inc.)
Address:	181 Bay Street, P.O. Box 762, Toronto, Canada M5J 2T3

3. Name:	Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

4. Name:	Brookfield Private Funds Holdings Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

5. Name:	Brookfield Retail Split LP
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

6. Name:	Brookfield US Holdings Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

7. Name:	Brookfield US Corporation
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

8. Name:	Brookfield REP GP Inc.
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281

9. Name:	Brookfield Retail Split II LLC
Address:	Three World Financial Center, 200 Vesey Street, New York, New York 10281